                                                                    EXHIBIT 10.8

Dated this 10th day of November 1995



     Innovative Technologies Ltd     (1)

- and -

Carrington Laboratories Incorporated    (2)






PRODUCT DEVELOPMENT AND EXCLUSIVE DISTRIBUTION AGREEMENT

for Woundcare Products







Ref: LACARL03.sam

THIS AGREEMENT is made effective this 10th day of November 1995;

BY and BETWEEN:



INNOVATIVE TECHNOLOGIES LIMITED of Road Three, Industrial
Estate, Winsford, Cheshire CW7 3PD, United Kingdom  ('IT'); and

CARRINGTON LABORATORIES INCORPORATED  of  PO BOX  168128,
IRVING,  TEXAS  75016-8128  USA. ("CARL").



WHEREAS:

IT manufactures and sells various woundcare products including a line of calcium alginate and other wound dressings; and

IT is willing to develop other components and/or products in the field of woundcare for CARL, to supply such components and/or products to CARL and to grant CARL an exclusive right to sell such products under and on the terms of this Agreement and in consideration of them; and

CARL desires to obtain a source for the supply of calcium alginate and other wound dressings of the type manufactured and supplied by IT and CARL further desires that IT develops other woundcare components and products including based upon CARL's own complex carbohydrates and in particular ace mannan.



IT IS AGREED as follows:-

DEFINITIONS

In this Agreement and the Recitals hereto:-

     "Associate"   means in relation to a company any company
individual partnership or other business enterprise:-

          (a) which owns or controls directly more than ten percent (10%) of the voting stock of such first mentioned company; or

          (b) of which more than ten percent (10%) of the voting stock is owned or controlled directly or indirectly by such first mentioned company; or

          (c) of which more than ten percent (10%) of the voting stock is owned or controlled directly or indirectly by any company individual partnership or other business enterprise mentioned in
(a) or (b) above.

     "Average Net Selling Price"   means for the Products the gross
sales for each of the Products on an arm's length basis to CARL's third party customers, less any applicable arm's length volume related cash discounts and rebates, taxes, transportation charges separately billed, returns and allowances, divided by the number of each Product sold provided always that where any of the Products are sold to a Subsidiary or Associate of CARL the net invoiced value to that Subsidiary or Associate shall be disregarded and the transfer price shall be calculated on the amount of the net invoiced value which would have been charged to a non-Subsidiary or non-Associate of CARL.

     "Confidential Information"   means know-how and any other
information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by IT to CARL whether before or after the Effective Date of this Agreement including, without limitation, any information relating to IT's business affairs and mutatis mutandis in relation to CARL's business affairs.

     "Date of Commercialisation"   means the date the First Product
is sold in commercial quantities in the Territory or six months after the Date of Delivery thereof whichever shall first occur.

     "Date of Delivery"   means the date specified in Clause 4.4 in
respect of any Product.

     "Effective Date"     means the date of signature of this
Agreement.

     "First Product"      means that one of the Products first sold by
CARL.

     "Geographic Area"    means according to the context, the
continent of North America, the continent of South America or the country the People's Republic of China..

     "Intellectual Property"   means any patent, copyright, design
right, registered design, trade mark, or other industrial or intellectual property right

     "Initial Products"   means those particular woundcare products
fabricated from the Specified Alginate and those particular products which use as a component, components produced from the Specified Alginate which are all specified in detail in the first schedule to this Agreement "Schedule 1" and all of which are Products.

     "Products"   means the Initial Products and the Further Products
(defined in Clause 2.2 of this Agreement) and the Additional
Products (defined in Clause 4.3 of this Agreement) developed by IT for CARL and delivered to it under the terms of this Agreement.

     "Line"   means in relation to Products one product developed in
respect of one Project Specification including under the terms of Clause 4 of this Agreement.

     "Project Specification"   shall have the meaning ascribed to it
in Clause 4.3 of this Agreement.

     "Purchase Price"   means the purchase price, as determined
according to Clause 5, for the Products which price includes the cost of packaging and labelling the Products in final shipping containers, F.O.B. port of entry and includes all export and import duties, insurance, tariffs and customs charges directly involved with so shipping the Products to the port of entry. F.O.B. shall have the meaning and import the respective rights and obligations of buyer and seller as provided in Incoterms 1990 or any subsequent revision thereto.

     "Schedule"   means a schedule to this Agreement.

     "Second Product"   means that one of the Products sold second by
CARL.

     "Specified Alginate"   means that particular alginate, which has
a specific composition of matter and is manufactured using specific processing methods, known as MF1-2A Calcium Alginate and which is specified in detail in Schedule 1.

     "Subsidiary"   means in relation to a company any other company
in the world of which the first mentioned company owns (either directly or indirectly) more than fifty percent (50%) of the voting stock thereof or controls the composition of its Board of Directors or a parent company or fellow subsidiary of such companies.

     "Territory"   means the continents of North America  and South
America and the country the People's Republic of China..

     "Third Product"   means that one of the Products sold third by
CARL.



Appointment and Grant

IT hereby appoints CARL as its exclusive distributor during the term of this Agreement to use and sell the Products, in the Territory, subject to and upon the terms of this Agreement.

IT also hereby grants to CARL options to extend the Territory to include the country of Japan subject to the payment by CARL to IT of an additional two hundred thousand US dollars ($200,000) and thereafter or at the same time to extend the Territory to include the continent of Europe subject to the payment by CARL to IT of an additional one million US dollars ($1,000,000) and thereafter or at the same time to extend the Territory to include the rest of the world which Territory would then become world-wide subject to the payment by CARL to IT of an additional two hundred thousand US dollars ($200,000) such options to subsist for the period until and including June 30th, 1995.

IT also hereby grants to CARL the right of first refusal, for a period of two (2) calendar months from the date of first offer in writing by IT, to an exclusive distributorship during the term of this Agreement to use and sell woundcare products fabricated from the Specified Alginate in any other format and/or in any other combination with any other component or product (the "Further Products"), in the Territory subject to and upon the terms of this Agreement.

The terms of such an offer pursuant to Clause 2.3 shall be set by IT but said offer shall not be on worse terms than those that may form the basis of a subsequent offer to a third party should CARL decline said offer. Upon acceptance by CARL, the Further Products shall be deemed to be Products.

Consideration

The consideration to be paid by CARL to IT for the rights granted hereunder shall be the sum of one million US dollars
(S1,000,000) (the "Licence Fee"). The Licence Fee shall be paid as to:-

Five hundred thousand US dollars ($500,000) in cash within seven
(7) days after the Effective Date ; and

One hundred and fifty thousand US dollars ($150,000) in cash within seven (7) days after the Date of Commercialisation of the First Product within any one or more Geographic Area(s) of the Territory; and

One hundred and fifty thousand US dollars ($150,000) in cash within seven (7) days after the Date of Commercialisation of the Second Product within any one or more Geographic Area(s) of the Territory; and

Two hundred thousand US dollars ($200,000) in cash within seven
(7) days after the Date of Commercialisation of the Third
Product within any one or more Geographic Area(s) of the Territory.;

provided always that all moneys payable under sub-Clauses 3.1.2 and 3.1.3 and 3.1.4 notwithstanding the terms of these respective sub-Clauses shall become due and payable by a date which is one year after the Effective Date of this Agreement.

PRODUCT DEVELOPMENT

In respect of any other or new woundcare product which it wishes to commission from IT, CARL shall submit to IT a proposal containing a description of the product and the terms upon which it is to be developed.

In respect of any other or new woundcare product which IT wishes to develop for CARL, IT shall submit to CARL a proposal containing a description of the product and the terms upon which it is to be developed. CARL shall notify IT in writing of its interest in such proposal within ninety (90) days of receiving that proposal. If CARL does not wish IT to develop such product pursuant to such proposal, IT shall be free to develop such product as it sees fit, using its own resources.

If IT and CARL agree to develop a product pursuant to a proposal at Clauses 4.1 or 4.2 they shall agree the terms upon which the product (the "Additional Products") shall be developed in the form or substantially in the form of the second schedule to this Agreement ("Schedule 2") (the "Project Specification"), and shall execute the Project Specification.

On the date specified in the relevant Project Specification or as near thereto as may be possible IT shall deliver to CARL all know-how in documentary form necessary for CARL to sell the Additional Product.

Upon the delivery as stated in Clause 4.4 (the "Date of Delivery") the Additional Product shall be deemed to be a Product on the terms of this Agreement.

Two Additional Products have already been identified and part completed Project Specifications appear as the third and fourth schedules ("Schedule 3" and "Schedule 4") to this Agreement.

Terms of  Supply and Delivery

IT agrees to supply and CARL agrees to purchase the Products ordered by CARL in accordance with the provisions of this Agreement. Each order made by CARL shall comprise a separate contract between the parties to which the terms of this Agreement shall apply, such orders to be placed twelve (12) weeks before delivery.

IT shall deliver or arrange for the delivery of the Products
F.O.B. port of entry specified by CARL in any order placed by it for the Products, unless otherwise agreed by the parties and for each Product purchased from IT, CARL shall pay to IT the Purchase Price for that Product.

CARL shall bear all shipping, insurance and transportation charges and other costs for delivery from the port(s) of entry onwards and CARL shall take all proper steps necessary or expedient to obtain prompt importation and clearance of the Products through the port(s) of entry into and within the Territory and to discharge all fiscal and other obligations arising in respect of the import and/or release of the Products through customs or other competent authorities in the Territory;

Risk of loss of or damage to the Products shall, unless otherwise agreed by the parties, pass to CARL on delivery in accordance with the provisions of Clause 5.2 and normal F.O.B.
principles  shall apply accordingly.

For each product purchased from IT, CARL shall pay the Purchase Price as set out in the fifth schedule to this Agreement ("Schedule 5") and as subsequently revised under Clauses 5.7 and
5.8 and the Purchase Price shall be determined according to the general principle that the Purchase Price shall (unless the parties agree otherwise in writing) represent a sum of money equivalent to forty per cent (40%) of CARL's Average Net Selling Price for the Products for a period of one (1) year from the Effective Date of this Agreement provided always that minimum payments shall be paid in accordance with a minimum sales schedule which will form part of the Business Plan as specified in Clause 12.2 and in the sixth schedule to this Agreement ("Schedule 6"). It is hereby acknowledged and agreed by the parties that CARL is free at all times to determine its own resale prices for the Products.



Without prejudice to the generality of Clause 5.3 above, CARL hereby agrees to undertake additional expenditure on promoting the Products in the Territory, including on promotional literature and marketing effort, to an amount equal to not less than five per cent (5%) of CARL's Average Net Selling Price for the Products for a period of one (1) calendar year from the Effective Date of this Agreement.

The promotional expenditure incurred by CARL pursuant to Clause
5.4.1 above shall be deemed to be part-payment of the Purchase
Price for the Products during the first calendar year from the Effective Date of this Agreement.

Consequently, in consideration for and in ackowledgment of CARL's agreeing to pay IT five per cent (5%) of the Purchase Price for the Products in the form of additional promotional expenditure equal to that amount in respect of the Products, as specified in Clause 5.4.1 above, IT hereby acknowledges that the balance of the Purchase Price payable for the Products is an amount equal to thirty five per cent (35%), rather than the figure of forty per cent (40%) set out in Clause 5.3 above, of CARL's Average Net Selling Price for the Products during the first calendar year from the Effective Date of this Agreement.

The parties hereby agree and acknowledge that the provisions of this Clause 5.4 shall only apply for a period of one year from the Effective Date of this Agreement.

The Purchase Price shall be reviewed and any necessary changes made to it at the end of the first twelve (12) calendar months following the Effective Date of this Agreement and thereafter on each successive anniversary of the Effective Date of this Agreement.

Notwithstanding Clauses 5.5. 5.6 and 5.7, the parties hereby agree to discuss Purchases Prices on a case by case and on an as needed basis prior to CARL tendering for any sales order to review and potentially modify Purchase Prices to take account of any particular prevailing circumstances.

In the event of alleged shortage in the Product(s) delivered CARL shall endorse the carrier's receipt accordingly and shall submit a written claim to IT within fourteen (14) days following the date of deliveries. In the event of non-delivery a written claim to IT shall be made by CARL within thirty (30) days following the presumed date of arrival. In the absence of notice as required above, the correct quantities of the Products shall be deemed to have been delivered in accordance with this Agreement. CARL shall not be entitled to refuse to accept delivery by reason only of short delivery.

CARL shall be invoiced for the Purchase Price of the Product(s) on despatch of the Product(s) and terms of payment shall be the later of forty-five (45) days from the date of such invoice, or receipt of the Product(s).

All invoices sent and payments made shall, unless otherwise agreed in writing by the parties hereto, be in Pounds Sterling.

Sales in currencies other than Pounds Sterling shall for the purposes of this Clause 5 be converted to Pounds Sterling at the average rate of exchange for the period in respect of which Purchase Prices are paid as contained in the exchange rate table in respect of spot Pounds Sterling exchanges as published in the London Edition of the Financial Times.

IT shall be entitled to charge interest on overdue accounts at the rate of three per cent (3%) above Lloyds Bank base rate at the time payment is due. In the event that payment is overdue on any account for a period of thirty (30) days IT reserves the right to terminate the Agreement immediately by serving notice to terminate pursuant to sub-Clause 18.1.3 hereof.

No deduction shall be permitted from the amount(s) due without the prior approval of IT.

IT shall be entitled to withhold delivery of the Products under this Agreement at any time if payments are due from CARL hereunder and have not been paid in accordance with Clause 5.10 hereof.

It is further agreed that during the subsistence of this Agreement:-

CARL shall purchase the Products or any substantially equivalent products for resale in the Territory only from IT;

CARL shall not itself manufacture the Products or any substantially equivalent products in the Territory.

In the six (6) months following termination of this Agreement CARL shall pay to IT Purchase Prices in respect of each item of the Products sold by CARL at the rates applicable to those Products pursuant to the provisions of Clauses 5.5, 5.6, 5.7 and
5.8 for the period immediately prior to the date of termination of this Agreement.

In the event that CARL wishes to use a Product as a component in another product the purchase price shall be agreed on a case by case basis failing which the Purchase Price in Clause 5.5 shall be payable on the net invoiced value of the total product.

The purchase price for the Further Products referred to in Clause 2.2 and for the Additional Products referred to in Clause
4.3 shall also be agreed on a case by case basis failing which the Purchase Price in Clause 5.5 shall be payable on the net invoiced value of the (total) product.

Packaging and Labelling

Packaging and labelling shall be as developed and agreed between the parties hereto but it is hereby agreed that CARL shall be entitled to apply its own brand name and/or trademarks to the Products. The application by CARL of its own brand name and/or trademarks to the Products shall not in any way give rights to IT thereto.

In order to preserve the integrity and quality of the Product, CARL shall not repackage Products manufactured by IT without IT's prior written permission.

Products Registration

CARL shall at its own cost obtain in its own name and maintain such permissions, licenses or registrations of the Products with the Ministries of Health (or other relevant governmental authorities) in the Territory as are necessary or desirable for the sale, distribution, consumption or use of the Products in the Territory.

IT agrees to make available to CARL all necessary technical information required to obtain the said registrations permissions or licenses and CARL may disclose such of the information to the relevant permission, license or registration authority as may be necessary to obtain or maintain any registrations required pursuant to Clause 7.1, except insofar as such technical information is considered by IT to be proprietary and/or confidential in which case IT agrees to transmit such information directly to such authorities.

CANCELLATION OF ORDERS

CARL shall not be entitled to cancel an order (or any part of an order) which has been accepted by IT except upon prior written agreement by IT and upon such terms as will indemnify IT for all costs, charges, expenses, damage or loss (including, without limitation, loss of profit, costs of tooling and purchase of raw materials) incurred or suffered by IT in respect of each such order. IT is not bound to agree to any such cancellation and may complete any contract which it had accepted for the sale of the Products to CARL notwithstanding any purported cancellation from CARL.

Inability to Supply and Sell

Notwithstanding any other provision herein to the contrary, IT shall endeavour to supply the Products ordered by CARL within the time or times requested but shall not be responsible or liable to CARL for any failure or delay in supply of the

Products hereunder due to any cause beyond the control of IT including (but not limited to) inability to obtain raw materials or breakdown of or damage to machinery or equipment.

In the case of delay in supply any time fixed for the supply of the Products hereunder shall be extended by a period equivalent to the period of delay.

If, due to any cause beyond its control, IT is unable to meet all orders for products placed by its customers, agents or distributors, IT shall have the right to allocate the available quantity of products (including Products) amongst its customers, agents or distributors including CARL. IT shall under no circumstances be liable for any indirect or consequential losses, costs or penalties incurred or suffered by CARL as a result of inability or failure by IT to meet any delivery dates.

Notwithstanding any other provision herein to the contrary, CARL shall not be liable to IT for any failure or delay in the performance of its obligations hereunder due to any cause beyond the control of CARL.

Stock and Storage

CARL shall comply in all respects with all instructions and directions issued to it in writing from time to time by IT in relation to the proper method of storing and handling the Products.

CARL shall not sell any Products which, in IT's reasonable opinion, are unsaleable, which expression shall (without limitation) include those Products which remain unsold after the recommended consumption or selling date, or which have been damaged or deteriorated, or which do not comply with the quality standards for the time being applied by IT and notified in writing to CARL or by the laws of the Territory or any applicable part thereof.

CARL shall inform IT in a timely manner in the event of any complaint in respect of any of the Products, and CARL shall provide IT with complete information including names and addresses of complainants and all facts concerning the complaint (including whether the complaint concerns an alleged reaction to the Product or an alleged defect in the Product) and each party shall give the other party all reasonable assistance if requested in investigating the complaint or in locating and recovering any Products alleged to be unsaleable or defective and in preventing their sale to third parties. Any request by either party as aforesaid shall not of itself be an admission of liability to the other party as to the condition of the Products.

IMPROVEMENTS

If at any time during the course of this Agreement and thereafter IT shall make, discover or acquire any improvement to any of the Products ("Improvements") such Improvements shall be the property of IT.

Obligations of Parties

CARL shall, at all times during the subsistence of this Agreement, use all reasonable endeavours within its control to promote sales of the Products in the Territory and in particular
(but without prejudice to the generality of the foregoing) CARL hereby undertakes for such purposes:-

to comply with all applicable laws, rules, regulations and orders applicable to the promotion, sale and use of the Products in any country in which it sells the same and shall indemnify IT against all losses, liabilities and costs which IT may incur arising from or in connection with CARL's breach of any of its obligations under this sub-Clause 12.1.1.

to consult with and obtain the written approval of IT before the publishing of any claims with respect to the Products and such approval shall not be unreasonably withheld or delayed, save that this shall not entitle IT to exercise any control over CARL's resale prices or conditions of sale;

to follow all technical instructions given by IT relating to the initial inspection, use, care, storage and disposal of the Products and instructions to customers on such matters and to advise IT immediately in writing should CARL at any time become aware of anything which in its opinion may materially adversely affect these matters or the condition or life of the Products;

to ensure that all its staff involved with the promotion, storage, handling or sale of the Products, or with the giving of advice or assistance to customers or potential customers for the Products, are sufficiently trained in order to engage in such activities;

to indicate in all correspondence and all dealings relating directly or indirectly to the sale or other dispositions of the Products clearly that it is acting as principal, and at no time shall CARL have any power or authority to bind IT or assume any obligations of any kind implied or expressed on behalf of IT;

to keep IT informed of any matters which in CARL's opinion are likely to be of interest, use or benefit to IT in relation to the development, manufacture or marketing of the Products;

to promptly notify IT of any actual, threatened or suspected infringement of the Products by any third party or any such infringement of the Intellectual Property in the Products which comes to CARL's notice from time to time and at the request and expense of IT do all such things as may be reasonably required to assist IT in taking or resisting any proceedings in relation to any such infringement or claim, provided that this sub-Clause
12.1.7 shall not operate so as to prejudice CARL's rights to challenge the validity or the subsistence of IT's Intellectual Property in the Products and to that extent the obligation to assist IT shall not apply;

to carry out reasonable checks on each consignment of the Products received from IT and to ensure that the Products do not deteriorate and not to sell any of the Products which it knows or has reasonable grounds for believing to be defective; and

to use all reasonable endeavours to exhibit the Products at exhibitions and trade fairs in the Territory.

CARL with the assistance of IT shall (prior to the delivery of any Product) in respect of each Line of Products prepare a business plan setting out marketing initiatives, the date on which the Products shall be first sold and sales targets and submit a copy of such business plan to IT which shall be in the form or substantially in the form of Schedule 6 (the "Business Plan"). The Business Plan shall include in it an assessment of the value of the total market, shall be reasonable having regard to all the relevant circumstances and shall be agreed and executed by IT and CARL. IT and CARL shall by agreement in writing update the Business Plan annually.

IT and CARL shall each maintain product liability insurance for the Products of at least five million Pounds Sterling
((Pounds)5,000,000) to protect their respective interests and shall give details of such insurance to the other upon written request. Such product liability insurance shall be for the benefit of both CARL and IT and the interest of the other party therein shall be recorded on the policy of insurance.

IT and CARL hereby undertake not during the term of this Agreement and for a period of two years following its termination to solicit or contact with view to employment or employ any employee of the other who is or had during the two years prior to such solicitation, contact or employment been involved with or participated in any matters relating to the Products.

IT and CARL hereby undertake to make every reasonable effort to keep the other informed of all relevant laws in the territories in which the Products are commercialised.

IT agrees to provide suitable initial training, either in the United Kingdom or in the United States of America, in relation to the sale, properties and uses of the Products, and in order to ensure CARL's compliance with sub-Clauses 12.1.3 and 12.1.4 hereof to a reasonable number of employees or sub-distributors of CARL as soon as reasonably practicable after the Effective Date and thereafter as appropriate from time to time. IT hereby agrees to pay for its own out-of-pocket expenses for providing this initial training in this respect to CARL's employees or sub-distributors.

IT hereby undertakes to keep CARL promptly informed of any developments or innovations which IT may make in the area of wound-care during the term of this Agreement unless IT is legally contracted to a third party to keep such information confidential.

Forecasts and Reporting

CARL shall:-

keep full and accurate books and records relating to sales of the Products. Such books and records shall be maintained separately from those relating to matters not relating to this Agreement and shall be kept for the following periods:- books of account - the period required by law;

records relating to sale of the Products - three (3) years from the date of supply of such Products by IT to CARL;

records relating to the determination of CARL's actual net selling price as provided in Clause 5.8 - three (3) years from the date of such determination by CARL; and

allow the authorised officers of IT or its duly appointed agents or representatives at all reasonable times to have access to CARL's premises or to such other place as may from time to time be agreed between CARL and IT for the purpose of inspecting the said books and records and for the purpose of verifying CARL's Average Net Selling Price for each Product.

Notwithstanding the provisions of Clause 12.2 with respect to any Business Plan, and in respect of each six (6) month period during the subsistence of this Agreement, the first such period commencing on the Effective Date, CARL shall submit to IT:-

not later than one (1) month after the end of each such period a written report in accordance with CARL's activities in the previous six (6) months relating to the promotion and sale of the Products in the Territory and including:-

details of sales made by country;

a summary of any developments in the market for the Products;

a summary of current and future promotional activity;

comments and/or complaints relating to the performance of the Products; and

not later than one (1) month prior to the start of each period a forecast of purchases from IT for the next six (6) month period.

INFRINGEMENT

Each party hereto shall promptly give notice in writing to the other in the event that it becomes aware of any infringement or suspected infringement of any intellectual property rights in or relating to the Products.

In the event of any infringement or suspected infringement under Clause 14.1 the parties shall consult with a view to deciding whether to take legal proceedings in respect of such infringement or suspected infringement jointly. If one of the parties (the first party) does not wish to take legal proceedings jointly, it shall on receiving a full indemnity as to all costs and expenses give to the other party (the second party) all assistance in its power in relation to such proceedings, and in such event any damages, profits or other compensation shall belong exclusively to the second party.

WARRANTIES

IT warrants and represents to CARL that to the best of its knowledge IT owns the intellectual property rights in the Initial Products free of any restrictions from third parties, and that to the best of its knowledge IT may enter into this Agreement without infringing third party rights and without requiring consents, approvals or similar actions from any third parties in respect of the Initial Products.

IT shall indemnify and hold CARL harmless from all losses, costs or damages, except financial loss such as consequential loss, loss of time, loss of profit or similar types of indirect losses, which CARL may be held liable to pay as a result of claims or suits arising out of any injuries to persons and/or damage to property caused by any breach by IT of any provision of this Agreement or by the fact that the Products were other than in accordance with the Product Specifications if the claims or suits incurred are not due to CARL's own or CARL's sub-distributors warranties or negligence.

CARL shall in turn indemnify and hold IT harmless from all losses, costs or damages, except financial loss such as consequential loss, loss of time, loss of profit or similar types of indirect losses, which IT may be held liable to pay as a result of claims or suits arising out of any injuries to persons and/or damage to property by any breach by CARL of any provision of this Agreement or arising from CARL's own warranties or negligence or if CARL fails to comply with any storage, handling or other such instructions in respect of the Products issued by IT.

The indemnification which either party may receive under Clause
15.2 or Clause 15.3 shall never exceed the aggregate maximum of the coverage of each party's product liability insurance for the Products which is or is equivalent to or exceeds five million Pounds Sterling ((Pounds)5,000,000).

CONFIDENTIAL INFORMATION

On 21st August, 1995, IT and CARL signed a Secrecy Agreement, a copy of which is attached hereto as the Schedule 7 (the "Secrecy Agreement"). IT and CARL hereby agree to observe and continue to be bound by the terms of that Secrecy Agreement, both in respect of information disclosed independently of, and in respect of information disclosed pursuant or in relation to, the terms of this Agreement. The parties hereby agree:

that any Proprietary Information (as defined in the Secrecy Agreement) disclosed by one party hereto to the other party hereto under or pursuant to this Agreement may only be used by the recipient of such Proprietary Information for the performance of the recipient's obligations under this Agreement; and

that such disclosure is made under and on the terms of the Secrecy Agreement.

Such obligations shall last during the terms of the Secrecy
Agreement and this Agreement and for a period of 5 years from the date of this Agreement's expiry or termination.

Except as provided in Clause 16.7 below CARL agrees and undertakes that during the term of this Agreement and thereafter it will keep secret and will not without the prior written consent of IT disclose either directly or indirectly to any third party the Confidential Information nor disclose to any third party any of the financial or other terms and conditions of this Agreement other than as required by regulatory agencies or law but such information shall be transmitted only under agreed conditions as to confidentiality, ie directly to such authorities.

CARL may to the extent reasonably necessary or desirable to enable it to exercise the rights hereby granted or agreed to be granted to it disclose the Confidential Information to its employees and/or contractors provided that prior to any such disclosure CARL shall procure that each of the employees and/or contractors to whom such disclosure is to be made executes a confidentiality agreement in such form or forms as IT may from time to time require and acknowledges that the execution of confidentiality agreements by such employees and/or contractors shall not relieve CARL of any of its obligations hereunder.

During the term of this Agreement and at all times thereafter CARL agrees that forthwith upon request by IT and at its own expense it will use its best endeavours to take such steps IT may require to enforce such confidentiality agreement given by the said employees and/or contractors of CARL including (without limitation) the initiation and prosecution of any legal proceedings and the enforcement of any judgement obtained, but this shall not preclude IT from itself taking such steps should it elect to do so, in which case CARL shall reimburse to IT all reasonable costs incurred by IT in connection therewith.

Except as provided in Clause 16.7 below IT agrees and undertakes that during the term of this Agreement and thereafter for a period of five (5) years it will keep secret and will not without the prior written consent of CARL disclose either directly or indirectly to any third party any Confidential Information provided to it by CARL nor disclose to any third party any of the financial or other terms and conditions of this Agreement.

The obligations contained in Clauses 16.3, 16.4, 16.4 and 16.6 shall not apply to any Confidential Information which:

is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by CARL or its employees or contractors or by IT or its employees or contractors;

can be shown by CARL to the reasonable satisfaction of IT to have been known by CARL before disclosure to IT by CARL and vice versa;

subsequently comes lawfully into the possession of CARL or IT from a third party; or

information the disclosure of which is properly required by a court or government body with competent jurisdiction.

TERM

This Agreement shall commence on the Effective Date and subject to termination under Clause 18 shall remain in force for a period of ten years from the Effective Date.

Termination for cause

Notwithstanding any provision herein to the contrary, this Agreement may be terminated with immediate effect by notice in writing to the other (and without compensation becoming due to the other reason only of such termination) in any of the following events:- if the other party fails to perform or observe any of the terms of this Agreement or any term of a contract, and in the case of a breach capable of remedy has not remedied the breach within thirty (30) days after receipt of written notification requiring it to do so;

if any action applicable or proceeding is taken in respect of the other party for :- a voluntary arrangement or composition of reconstruction of its debts;

the presentation of an administration petition;

its winding up or dissolution;

the appointment of a liquidator administrator trustee receiver, administrative receiver or a similar officer;

any similar action application or proceeding in a jurisdiction to which it is subject; or

if the other party is unable to pay its debts within the meaning of section 123 (1) or 268 Insolvency Act 1986 or any other similar law applicable to the territory;

if CARL fails to pay IT for any Products IT has supplied and such payment remains overdue for a period of thirty (30) days from the due date for payment as stated in Clause 5.13 hereof; or

if the other party undergoes a Change of Control and "Control" for this purpose means ownership of more than half the capital, business or assets of or the power to exercise more than half the voting rights of or the power to appoint more than half the members of the Board of Directors of or the right to manage the affairs of a party and a "Change" shall take place where some person other than the person or persons enjoying such Control at the time of the Effective Date, acquire said party, whether alone or acting in concert with others.

if for any period of twelve (12) months commencing on or after the Date of Commercialisation for each Product in each Geographic Area, the Purchase Price payments computed at the rates set out in Clauses 5.5, 5.6 and 5.7 shall be less than the minimum payments for such period payable in accordance with the proviso to Clause 5.5 but in this event the termination shall be of the exclusive nature of this Agreement only and CARL shall retain non-exclusive rights and this Agreement shall otherwise remain in full force and effect.

if CARL shall fail to purchase Products within the parameters of the current Business Plans agreed in the terms of Clause 12.2.

if IT shall be unable to supply Products as requested by CARL, provided that the requests are within the parameters of the current business plans agreed in the terms of Clause 12.2 and provided that Clauses 9.1, 9.2 and/or 9.3 do not apply.

In the event that CARL:-

shall not have made any sales in respect of any one Line of the Products within twelve (12) months of the Date of Delivery in any Geographic Area; or

shall not have achieved on the expiry of three (3) years from the Date of Delivery sales in the third year of any one Line of the Products as agreed by CARL and IT and annually updated in the Business Plan for that Line of the Products in that Geographic Area;

IT shall have the option exercisable at any time to terminate the exclusive right of CARL hereunder to use or sell the relevant Line of the Products in the said Geographic Area and IT shall be entitled either itself, or to grant a non-exclusive license to third parties, to manufacture that Line of the Products and/or to sell that Line of the Products in the said Geographic Area.

RIGHTS AND OBLIGATIONS ON TERMINATION

Upon the termination of this Agreement from any cause:-

CARL will complete all orders from customers for the Products which it has accepted up to date of termination;

IT will complete all orders for the Products which it has accepted from CARL and CARL shall send to IT a detailed inventory of its stock of the Products (the "Unsold Stock");

Should CARL so elect IT will repurchase the Unsold Stock owned by CARL at a price equal to the cost of the same to CARL (less any deductions reasonably made by reason of any damage including fair wear and tear thereto) together with the expenses reasonably incurred by CARL in the transport and insurance for re-delivery of the same to IT, provided that if this Agreement shall have been terminated as a result of the default of CARL, the expenses of transport and insurance shall be borne by CARL;

CARL will return to IT or otherwise dispose of as IT may in writing direct and at CARL's expense all documents and records including, without limitation, all promotional literature, catalogues, and other documents relating to the Products or to the business of IT, and all copies thereof, in the possession or under the control of CARL; and

the obligations of confidentiality in Clause 16 shall continue in full force and effect.

CARL shall not be entitled to any compensation or payment whatsoever in respect of the loss of its rights under Clause
19.1 provided that nothing in this clause shall operate to exclude or restrict any claim that CARL may have for breach of obligations under this Agreement by IT.

Termination of this Agreement (howsoever caused) shall not affect the accrued rights or liabilities of either party to it.

LIEN AND SET-OFF

Without prejudice to any other rights and remedies which IT may have under this Agreement, IT shall in respect of all debts owed by CARL to IT have a general lien on all goods and property belonging to CARL in IT's possession and shall be entitled upon the expiration of fourteen (14) days' notice to CARL to dispose of such goods or property as IT thinks fit and to apply any proceeds of sale thereof towards the payment of such debts.

IT shall be entitled to set off any sums owed by it to CARL against any sums due and payable to IT hereunder.

FORCE MAJEURE

If the performance by either party of any of its obligations (other than the obligation to make payments hereunder) shall be in any way prevented, interrupted or hindered in consequence of an act of God, war, civil disturbance, strike, lock-out, cessation of work, combination of workmen or employees, legislation or restriction of any governmental or other authority, breakdown or interruption of transport, force majeure or any other circumstances beyond the control of such party the obligations of the party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention, interruption or hindrance. If a force majeure situation has continued for more than one hundred and eighty days (180) days, either party may terminate this Agreement by notice to the other party.

GRANT OF SUB-LICENCES and assignment

CARL shall have no right to grant sub-licences hereunder without the prior written approval and consent of IT.

Neither party shall assign, mortgage or charge (or purport to do so) this Agreement or any know how or technical information acquired under it without the prior written consent of the other party.

Nothing in this Agreement shall prevent either party from assigning this Agreement to a subsidiary of that party or to another company in respect of which that party is a subsidiary or to a company in respect of which that party and that company are fellow subsidiaries of a third company.

Relationship of Parties

IT and CARL agree that the relationship between them is that of licensor/vendor and licensee/purchaser. This agreement shall not create any agency, partnership or joint venture between CARL and IT. CARL shall not assume any obligations on behalf of or in the name of IT nor make any contracts on its behalf nor make any promises or representations nor give any warranties or guarantees on behalf of IT or in respect of the Products (except as herein provided) nor bind IT in any manner whatsoever. CARL shall not in any way represent itself as being the agent of IT.

ENTIRE AGREEMENT, variation and conflict

This Agreement contains the entire agreement between the parties as at the Effective Date and supersedes all prior agreements and understandings between the parties whether oral or in writing in relation to the subject matter herein contained except that both parties hereto agree to observe and continue to be bound by the terms of the Disclosure Agreement.

Valid amendments to or modifications to this Agreement shall be made in writing and signed by both parties hereto.

In the event of any conflict between this Agreement and any other contract, the terms of this Agreement shall prevail.

Waiver and Invalidity

The waiver by either party of any right herein contained shall not be construed as a waiver of the same right at a future time or as a waiver of any other right herein contained nor shall any delay or omission on the part of either party to exercise or avail itself of any right it may have hereunder operate as a waiver of any breach or default by the other party.

The invalidity of any provision in this Agreement shall not affect the continuing enforceability of the remaining provisions of the Agreement.

Headings

The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

GOVERNING Law

The formation, construction, performance, validity and all aspects whatsoever of this Agreement and any individual contract for the purchase of the Products by CARL made hereunder shall be governed by and construed in accordance with the laws of England. CARL hereby irrevocably submits to the non-exclusive jurisdiction of the English courts for the determination of any question or dispute arising in connection with this Agreement but without prejudice to the right of IT to commence any legal action or proceedings in the courts of any other competent jurisdiction or arbitration in any competent forum.

Notices

Any notice or other communication required to be given hereunder (whether required to be given in writing or otherwise) shall be given by post, cable, telex or facsimile copy or delivered by hand addressed to the party to receive such notice at its address for service being its address contained in this Agreement or such other addresses as shall have been notified to the other for the purposes of this Agreement. Any notice so given by post shall be deemed to have been served at the expiration of five (5) days after it is posted and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and posted as an airmail or first class pre-paid letter. Any notice given by cable, telex or facsimile copy or delivered by hand shall be deemed to have been served at midnight (at the sender's address for service) on the date on which it was despatched or delivered.

Restrictive Trade Practices Act

Notwithstanding any other provision of this Agreement, if there is any provision of this Agreement by virtue of which this Agreement, or any agreement or arrangement of which if forms part, is or would be subject to registration under the Restrictive Trade Practices Act 1976 and 1977 ("RTPA") then that provision shall not take effect until the date after particulars of this Agreement or that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading in accordance with the requirements of the RTPA.

COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

AS WITNESS the hands of the duly authorised representatives of IT and CARL the day and year first above written.





Signed by: D Keith Gilding,  )

Managing Director            )

for and on behalf of Innovative Technologies Ltd.:  )



Signed by: Chris Record      )

Vice President               )

for and on behalf of Carrington Laboratories Inc :  )

SCHEDULE 1 - THE INITIAL PRODUCTS

A calcium alginate product in the following forms:-

[          ];

[          ]; and

[          ].



FINISHED PRODUCT SPECIFICATION - Alginate Dressing

SCOPE

The Alginate dressing must meet the requirements set forth in this document.

PRODUCT DESCRIPTION

The Alginate dressing is used as a wound care device for the packing of deep wounds to facilitate proper closure. The dressing is composed of a polysaccharide complex of Mannuronic and Guluronic acid. The Alginate dressing described can be categorised as a high G alginate (MF1-2A), which is carded and needled during the manufacturing process to orientate fibres. The product supplied as illustrated within the documentation is received in appropriate packaging and sterilised via gamma irradiation.

FDA MASTER FILE

Per Innovative Technologies 510K.

SPECIFICATIONS

Specifications apply to all final product sizes unless specified:-

     Test     Specification

     Fibre Classification     Conforms to British Pharmacopoeia (BP)
for type [_] Alginate Fibre

     Colour         White to off-white

     Odour          None

     Appearance     Sheet or  rope form consisting of small carded and
needled fibres

     Gel Strength

     Moisture Content     less than [_] %

     Absorbency 2" x 2" 4" x 4" 4" x 8" 12" rope more than [_] g/in2 less than


[_] g/in2 more than g/in2 more than [_] g/in2

     Calcium Content     more than [_]  to  [_] %

     Heavy Metals Arsenic Cadmium Iron Lead      more than 1 ppm more than
2 ppm more than 250 ppm more than 5 ppm

     Dispersion Characteristic     Conforms to BP for category '[_]'
dressings and packing

     Acidity/Alkalinity     Conforms to BP

     Identification  A.  Infra-red Absorption B.  Colour Test C.
Precipitate Test      Conforms to BP Conforms to BP Conforms to BP



ADDITIONAL REQUIREMENTS

To continue to meet the above specifications, the product must be stored in a cool dry area. In addition to the specifications contained here, a final assembly package drawing will document the form in which the product is to be delivered, ie, dimensions, artwork, and placement, packaging, and packaging requirements.

SUPPLIER CERTIFICATION OR QUALITY CONTROL COMPLIANCE AND
STERILITY

Refer to Quality Control requirements Document [Carrington
Document] for Alginate Dressing.

SCHEDULE 2 - PROJECT SPECIFICATION

Project Number:-

[     ]

Description of Product to be Developed and Specifications:-

[     ]

Date on Which Work Started/to be Started:-

[     ]

Technical Verification & Evaluation and Preliminary Clinical
Assessment:-

[Dates] [what consists in] [by whom]

Date on Which Product to be Delivered ("the Date of Delivery"):-

[     ]

Form in Which Product to be Delivered:-

[     ]

Payment terms:-

CARL shall make the following payments to IT on the following dates:-

25% on the date on which the project schedule is signed ;

50% in equal monthly instalments over the estimated period of the project;

25% 30 days after the date on which the product is delivered together with the final report.

Special Provisions:-

[Equipment to be put at the disposal of IT and unique requirements and payment terms if any]

[Statements of costs to be submitted by IT to CARL , if any]



Signed by      )

               )

for and on behalf of Innovative Technologies Ltd  )





Signed by      )

               )

for and on behalf of Carrington Laboratories Inc.  )

SCHEDULE 3 - PROJECT SPECIFICATION

Project Number:-

CARL-95-0001

Description of Product to be Developed and Specifications:-

Wound dressing product being a dehydrated hydrogel made from MF1-2A calcium alginate fibres with ace mannan.

Date on Which Work Started/to be Started:-

[     ]

Technical Verification & Evaluation and Preliminary Clinical
Assessment:-

[Dates] [what consists in] [by whom]

Date on Which Product to be Delivered ("the Date of Delivery"):-

[     ]

Form in Which Product to be Delivered:-

[     ]

Payment terms:-

CARL shall make no payments to IT for this Project Specification.

Special Provisions:-

[Equipment to be put at the disposal of IT and unique requirements and payment terms if any]

[Statements of costs to be submitted by IT to CARL , if any]



Signed by      )

               )
for and on behalf of Innovative Technologies Ltd  )



Signed by      )

               )

for and on behalf of Carrington Laboratories Inc.  )

SCHEDULE 4 - PROJECT SPECIFICATION

Project Number:-

CARL-95-0002

Description of Product to be Developed and Specifications:-

Wound dressing product being a hydrocolloid containing ace mannan.

Date on Which Work Started/to be Started:-

[     ]

Technical Verification & Evaluation and Preliminary Clinical
Assessment:-

[Dates] [what consists in] [by whom]

Date on Which Product to be Delivered ("the Date of Delivery"):-

[     ]

Form in Which Product to be Delivered:-

[     ]

Payment terms:-

CARL shall make no payments to IT for this Project Specification.

Special Provisions:-

[Equipment to be put at the disposal of IT and unique requirements and payment terms if any]

[Statements of costs to be submitted by IT to CARL , if any]



Signed by      )

               )
for and on behalf of Innovative Technologies Ltd  )



Signed by      )

               )

for and on behalf of Carrington Laboratories Inc.  )

SCHEDULE 5 - PURCHASE PRICE



PRODUCTS AND PRICING

Description   Case Size   Purchase Price

SCHEDULE 6 -BUSINESS PLAN

Project Number:-

[     ]

Description of the Line of Products:-

[     ]

Identification of Geographic Areas:-

[     ]

Assessment of Value of the Total Market for the Products by Geographic Area:-

[     ]

Assessment of Minimum Sales to be Achieved by Geographic Area:-

[     ]

Net Invoiced Value of Sales to be Achieved by [   ]:-

Year 1 [date] 199[date] to date 199[date]

Year 1 [date] 199[date] to date 199[date]

Year 1 [date] 199[date] to date 199[date]

Marketing Obligations of [   ]:-

[     ]

(Special Provisions):-

[     ]



Signed by      )

               )

for and on behalf of Innovative Technologies Ltd  )



Signed by      )

               )

for and on behalf of Carl  )

SCHEDULE 7 - SECRECY AGREEMENT



Copy of signed Secrecy Agreement between the parties and dated
21st August 1995 is appended hereto.